Exhibit 99.1

Press release

U.S. Bancorp and Mitsubishi UFJ Financial Group Extend Purchase Agreement

MINNEAPOLIS and NEW YORK – September 16, 2022 – U.S. Bancorp (NYSE: USB) (“U.S. Bank”) and Mitsubishi UFJ Financial Group (NYSE: MUFG) (“MUFG”) have mutually agreed to exercise their right under the purchase agreement for U.S. Bank’s acquisition of MUFG Union Bank’s core regional banking franchise to extend the outside termination date from September 30, 2022 to December 31, 2022.

U.S. Bank and MUFG continue to plan for required regulatory approvals and closing in the second half of 2022 and continue to make significant progress in planning for closing the transaction and integrating the companies while awaiting regulatory approvals. U.S. Bank and MUFG remain committed to the acquisition and seeking regulatory approvals.

This transaction is a unique opportunity to create a stronger bank that will greatly benefit the customers, employees and communities of both institutions. By deepening and expanding U.S Bank’s footprint, the transaction will enhance competition, and provide customers with greater access to industry-leading technology, products, and customer service. U.S. Bank is also committed to further enhancing both organizations’ excellent records of serving low-income communities and supporting minority-led institutions. Following the transaction close, U.S. Bank will retain all of MUFG Union Bank’s front-line branch employees.

As part of the planned acquisition of MUFG Union Bank, U.S. Bank announced in May 2022 a five-year community benefits plan (“CBP”), developed in coordination with the National Community Reinvestment Coalition and the California Reinvestment Coalition. The CBP, totaling at least $100 billion, expands the important work underway by U.S. Bank and MUFG Union Bank to build and support equitable access to capital for the communities that both organizations serve. The CBP builds on U.S. Bank’s previously announced U.S. Bank Access Commitment efforts and integrates existing community impact efforts from MUFG Union Bank.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, any projections or expectations regarding U.S. Bancorp’s proposed acquisition of MUFG Union Bank described herein, U.S. Bancorp’s future revenues, expenses, earnings, capital expenditures, deposits or stock price, as well as the assumptions on which such expectations are based. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated.

U.S. Bancorp’s proposed acquisition of MUFG Union Bank presents risks and uncertainties, including, among others: the risk that the cost savings, any revenue synergies and other anticipated benefits of the proposed acquisition may not be realized or may take longer than anticipated to be realized; the risk that U.S. Bancorp’s business could be disrupted as a result of the announcement and pendency of the proposed acquisition and diversion of management’s attention from ongoing business operations and opportunities; the possibility that the proposed acquisition, including the integration of MUFG Union Bank, may be more costly or difficult to complete than anticipated; delays in closing the proposed acquisition; and the failure of required governmental approvals to be obtained or any other closing conditions in the definitive purchase agreement to be satisfied.

For discussion of these and other risks that may cause actual results to differ from those described in forward-looking statements, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2021, on file with the Securities and Exchange Commission, including the sections entitled “Corporate Risk Profile” and “Risk Factors” contained in Exhibit 13, and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. In addition, factors other than these risks also could adversely affect U.S. Bancorp’s results, and the reader should not consider these risks to be a complete set of all potential risks or uncertainties. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events.

About U.S. Bank

U.S. Bancorp, with nearly 70,000 employees and $559 billion in assets as of June 30, 2021, is the parent company of U.S. Bank National Association. The Minneapolis-based company serves millions of customers locally, nationally and globally through a diversified mix of businesses: Consumer and Business Banking; Payment Services; Corporate & Commercial Banking; and Wealth Management and Investment Services. The company has been recognized for its approach to digital innovation, social responsibility, and customer service, including being named one of the 2021 World’s Most Ethical Companies and Fortune’s most admired superregional bank. Learn more at usbank.com/about.

About MUFG Union Bank, N.A.

As of June 30, 2021, MUFG Union Bank, N.A. operated 305 branches, consisting primarily of retail banking branches in the West Coast states, along with commercial branches in Texas, Illinois, New York, and Georgia. We provide a wide spectrum of corporate, commercial, and retail banking and wealth management solutions to meet the needs of our clients. We also offer an extensive portfolio of value-added solutions for clients, including investment banking, personal and corporate trust, global custody, transaction banking, capital markets, and other services. With assets of $133.2 billion, as of June 30, 2021, MUFG Union Bank has strong capital reserves, credit ratings, and capital ratios relative to peer banks. MUFG Union Bank is a proud member of the Mitsubishi UFJ Financial Group (NYSE: MUFG), one of the world’s largest financial institutions with total assets of approximately ¥362.1 trillion (JPY) or $3.3 trillion (USD)¹, as of June 30, 2021. The corporate headquarters (principal executive office) for MUFG Americas Holdings Corporation, which is the financial holding company, and MUFG Union Bank, is in New York City. The main banking office of MUFG Union Bank is in San Francisco, California.

Contacts

U.S. Bancorp

Investors: Jennifer Thompson, U.S. Bancorp Investor Relations

612.303.0778, jen.thompson@usbank.com

Media: Jeff Shelman, U.S. Bancorp Public Affairs and Communications

612.303.9933, jeffrey.shelman@usbank.com

MUFG Union Bank, N.A.

Investors and Media: Eva Radtke, Corporate Communications, MUFG Union Bank, N.A.

212.782.4085, ERadtke@us.mufg.jp

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